Exhibit 99.1
FOR IMMEDIATE RELEASE
July 19, 2019

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets, Energy Lending and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports Second Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 132-year-old IBERIABANK (www.iberiabank.com), reported financial results for the second quarter ended June 30, 2019. For the quarter, the Company reported net income available to common shareholders of $100.6 million, or $1.86 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the second quarter of 2019 was $1.87 per common share, compared to $1.71 in the year-ago period, an increase of 9% (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “We reported very strong financial results in the second quarter driven by solid increases in revenues, strong loan growth, a stable net interest margin and improvements in our non-interest income fee businesses. Looking to the second half of 2019, we remain confident in our ability to navigate through an ever-changing economic environment and deliver solid results."

Highlights for the second quarter of 2019 and at June 30, 2019:

	For the three months ended
	GAAP		Non-GAAP Core
	2Q19	1Q19	2Q19	1Q19
Diluted Earnings Per Common Share	$1.86	$1.75	$1.87	$1.72
Return on Average Assets	1.30%	1.32%	1.31%	1.29%
Return on Average Common Equity	10.05%	9.85%	10.13%	9.66%
Return on Average Tangible Common Equity	N/A	N/A	15.58%	15.03%
Efficiency Ratio	54.0%	52.4%	53.8%	53.2%
Tangible Efficiency Ratio (TE)	N/A	N/A	52.0%	51.3%

•	Strong 2Q19 for both GAAP and Core EPS, improving 6% and 9%, respectively, on a linked quarter basis.

•	Total revenue grew $11.2 million, or 4%, on a linked quarter basis, primarily as a result of strong loan growth and improvements in non-interest income.

•	Solid growth in non-interest income on a GAAP basis, increasing $6.3 million, or 12%, from 1Q19:

•	Mortgage income increased $6.6 million, or 56%, on a linked quarter basis.

•	Title revenue increased $1.7 million, or 32%, on a linked quarter basis.

•	Customer swap income decreased $1.7 million on a linked quarter basis.

•	Total loan growth of $387.0 million on a linked quarter basis, or 7% annualized, primarily driven by growth in corporate asset finance, energy, and mortgage.

•	The Company's reported and cash net interest margins decreased 2 and 5 basis points on a linked quarter basis, to 3.57% and 3.37%, respectively. The Company realized $7.2 million in recoveries.

•	Credit metrics remained strong and stable. No signs of deterioration in the loan portfolio.

•	During 2Q19, the Company repurchased 1.76 million common shares at a weighted average price of $76.59 per common share.

•
On April 4, 2019, the Company issued and sold 4.0 million depositary shares, each representing 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series D preferred stock has an initial coupon equal to 6.100% for a period of five years, and thereafter floats at a rate of LIBOR plus 385.9 basis points. The Company raised approximately $100.0 million in gross proceeds from the transaction.

Recent Events:

•	On July 17, 2019, the Company announced a third quarter cash dividend equal to $0.45 per common share payable on October 25, 2019. This represents a 5% increase in the quarterly dividend.

•
Also on July 17, 2019, the Company announced the completion of its November 2018 share repurchase program for 2.765 million shares of IBERIABANK Corporation common stock. Additionally, the Company announced the commencement of a new share repurchase program of up to 1.6 million shares, or approximately 3% of outstanding common shares.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	6/30/2019	3/31/2019	% Change	6/30/2018	% Change
GAAP BASIS:
Income available to common shareholders	$100,649	$96,533	4.3	$74,175	35.7
Earnings per common share - diluted	1.86	1.75	6.3	1.30	43.1

Average loans and leases, net of unearned income	$23,120,689	$22,599,686	2.3	$21,830,720	5.9
Average total deposits	24,102,704	23,678,400	1.8	23,155,871	4.1
Net interest margin (TE) (1)	3.57%	3.59%		3.76%

Total revenues	$314,164	$302,993	3.7	$310,053	1.3
Total non-interest expense	169,618	158,753	6.8	196,776	(13.8)
Efficiency ratio	54.0%	52.4%		63.5%
Return on average assets	1.30	1.32		1.01
Return on average common equity	10.05	9.85		7.87

NON-GAAP BASIS (2):
Core revenues	$315,176	$302,993	4.0	$310,050	1.7
Core non-interest expense	169,543	161,239	5.2	175,344	(3.3)
Core earnings per common share - diluted	1.87	1.72	8.7	1.71	9.4
Core tangible efficiency ratio (TE) (1) (3)	52.0%	51.3%		54.3%
Core return on average assets	1.31	1.29		1.32
Core return on average common equity	10.13	9.66		10.30
Core return on average tangible common equity	15.58	15.03		16.70
Net interest margin (TE) - cash basis (1)	3.37	3.42		3.49

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3) Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results
Net interest income increased $4.9 million, or 2%, on a linked quarter basis. Average loans increased $521.0 million, or 9% annualized, and the associated taxable-equivalent yield increased 5 basis points. On a linked quarter basis, the yield on total earning assets was 2 basis points higher at 4.70% compared to 4.68% in the prior quarter. The increase in loan yield was primarily driven by higher recoveries in the acquired loan portfolio.

Average interest-bearing deposits increased $253.4 million, or 6% annualized, and the cost of interest-bearing deposits rose 10 basis points to 1.50% on a linked quarter basis. Total average interest-bearing liabilities increased by $100.6 million, or 2% annualized, and the cost of interest-bearing liabilities rose 8 basis points to 1.61%. The total cost of funding in the second quarter of 2019 was 1.22%, compared to 1.17% in the prior quarter. The increase in cost of funds was primarily due to brokered wholesale CD issuances and promotional activity in customer time deposits, as well as an upward repricing of certain variable rate deposits. The increase in cost of funds resulted in a decrease in the reported and cash net interest margins of 2 and 5 basis points to 3.57% and 3.37%, respectively.

The provision for credit losses totaled $10.8 million, compared to $13.8 million in the prior quarter. Asset quality measures remained strong and stable. Net charge-offs to average loans on an annualized basis were 0.14% compared to 0.13% in the prior quarter. Non-performing assets to total assets were 0.60% compared to 0.58% in the prior quarter. On a linked quarter basis, the allowance for loan and lease losses to total loans and leases increased slightly to 0.63% compared to 0.62% in the prior quarter and covered 92% of non-performing loans.

Non-interest income increased $6.3 million, or 12%, on a linked quarter basis. Excluding $1.0 million in losses on the sale of available-for-sale securities, core non-interest income increased $7.3 million, or 14% from the first quarter.  The increases were primarily driven by a $6.6 million increase in mortgage income and a $1.7 million increase in title revenue. These increases were partially offset by a decrease of $1.7 million in customer swap income.

Non-interest expense increased $10.9 million, or 7%, compared to the linked quarter, primarily driven by a $5.1 million increase in salaries and employee benefits expenses (including commissions), a $1.8 million increase in professional services expenses, and a $1.3 million increase in credit and other loan related expenses.

The effective tax rate increased from 23.3% in the first quarter of 2019 to 24.1% in the second quarter of 2019, resulting in an increase in income tax expense of $1.8 million when compared to the prior quarter.

On a linked quarter basis, the efficiency ratio increased to 54.0% from 52.4%, primarily due to an increase in salaries and employee benefits expenses, while the non-GAAP core tangible efficiency ratio increased to 52.0% compared to 51.3%. The Company continues to focus on cost containment and revenue enhancement efforts to deliver positive operating leverage in 2019. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		6/30/2019	3/31/2019	% Change	6/30/2018	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$23,355,311	$22,968,295	1.7	$22,075,783	5.8
	Total deposits	24,295,331	24,092,062	0.8	23,430,458	3.7

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans (1)	0.18%	0.20%		0.20%
	Loans 90 days or more past due and still accruing as a percentage of total loans (1)	0.00	0.02		0.04
	Non-performing assets to total assets (1)(2)	0.60	0.58		0.54
	Classified assets to total assets (3)	0.97	1.01		1.33

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	8.97%	9.01%		8.56%
	Tier 1 leverage ratio (6)	9.71	9.67		9.54
	Total risk-based capital ratio (6)	12.34	12.33		12.37

PER COMMON SHARE DATA:
	Book value	$75.93	$73.50	3.3	$67.06	13.2
	Tangible book value (Non-GAAP) (4) (5)	51.20	49.48	3.5	43.75	17.0
	Closing stock price	75.85	71.71	5.8	75.80	0.1
	Cash dividends	0.43	0.43	—	0.38	13.2

(1)
Past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 5 for further detail.
(3)
Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include acquired impaired loans accounted for under ASC 310-30. Classified assets were $306 million, $315 million and $401 million at June 30, 2019, March 31, 2019, and June 30, 2018, respectively.

(4)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of June 30, 2019 are preliminary.

Loans and Other Assets
On a linked quarter basis, total loans increased $387.0 million, or 7% annualized, to $23.4 billion at June 30, 2019. Period-end loan growth during the second quarter of 2019 was strongest in the Energy Group (reserve-based and midstream lending), the Corporate Asset Finance Group (equipment financing and leasing business), and the New Orleans and Dallas markets. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in significant MSAs in the Southeastern United States.

Table C - Period-End Loans
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	6/30/2019	3/31/2019	6/30/2018	$	%	Annualized	$	%	6/30/2019	3/31/2019
Commercial loans and leases	$15,980,029	$15,628,158	$14,804,720	351,871	2.3	9.0%	1,175,309	7.9	68.5%	68.1%
Residential mortgage loans	4,538,194	4,415,267	4,124,538	122,927	2.8	11.2%	413,656	10.0	19.4%	19.2%
Consumer and other loans	2,837,088	2,924,870	3,146,525	(87,782)	(3.0)	(12.0)%	(309,437)	(9.8)	12.1%	12.7%
Total loans and leases	$23,355,311	$22,968,295	$22,075,783	387,016	1.7	6.8%	1,279,528	5.8	100.0%	100.0%

On an average balance and linked quarter basis, the investment portfolio decreased $173.1 million, or 14% annualized, to $4.8 billion, primarily due to sales of available-for-sale securities. On a period-end basis, investment securities were $4.6 billion, or 15% of total assets. At June 30, 2019, approximately 96% of the investment portfolio was in available-for-sale securities, which experience unrealized gains as interest rates fall. The investment portfolio had an effective duration of 2.6 years at June 30, 2019, down from 3.0 years at March 31, 2019, and a $58.4 million unrealized gain at June 30, 2019, up from a $6.0 million unrealized loss at March 31, 2019. The average yield on investment securities decreased 7 basis points to 2.83% in the second quarter of 2019. The investment portfolio primarily consists of government agency securities. Municipal securities comprised 7% of total investments at June 30, 2019.

Deposits and Funding
Total deposits increased $203.3 million, or 3% annualized, to $24.3 billion at June 30, 2019.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	6/30/2019	3/31/2019	6/30/2018	$	%	Annualized	$	%	6/30/2019	3/31/2019
Non-interest-bearing	$6,474,394	$6,448,613	$6,814,441	25,781	0.4	1.6%	(340,047)	(5.0)	26.6%	26.8%
NOW accounts	4,610,577	4,452,966	4,453,152	157,611	3.5	14.2%	157,425	3.5	19.0%	18.5%
Money market accounts	8,192,752	8,348,509	8,467,906	(155,757)	(1.9)	(7.5)%	(275,154)	(3.2)	33.7%	34.6%
Savings accounts	702,711	770,754	850,425	(68,043)	(8.8)	(35.4)%	(147,714)	(17.4)	2.9%	3.2%
Time deposits	4,314,897	4,071,220	2,844,534	243,677	6.0	24.0%	1,470,363	51.7	17.8%	16.9%
Total deposits	$24,295,331	$24,092,062	$23,430,458	203,269	0.8	3.4%	864,873	3.7	100.0%	100.0%

Asset Quality
Credit quality remained strong and stable. Classified assets decreased $10.8 million, or 3%, from March 31, 2019 and were 0.97% of total assets, compared to 1.01% in the prior quarter and 1.33% in the prior year. Non-performing assets to total assets were 0.60% at June 30, 2019, compared to 0.58% in the prior quarter. Loans 30-89 days past due and still accruing decreased $2.3 million, or 5%, compared to the prior quarter and represented 0.18% of total loans and leases, compared to 0.20% in the prior quarter. As a percentage of average loans and leases, annualized net charge-offs were 0.14%, up 1 basis point compared to the prior quarter.

The allowance for loan and lease losses was $146.4 million, up $3.4 million compared to the prior quarter. As of June 30, 2019, the allowance for loan and lease losses was 0.63% of total loans and leases, up 1 basis point compared to March 31, 2019.

Refer to Table 5 - Loans and Asset Quality Data for further information.

Capital Position
At June 30, 2019, the non-GAAP tangible common equity ratio was 8.97%, down 4 basis points compared to March 31, 2019, and the preliminary Tier 1 leverage ratio was 9.71%, up 4 basis points compared to March 31, 2019. The preliminary calculation of the total risk-based capital ratio at June 30, 2019, was 12.34%, up 1 basis point compared to March 31, 2019.

At June 30, 2019, book value per common share was $75.93, up $2.43 per share, compared to March 31, 2019. Tangible book value per common share was $51.20, up $1.72 per share, compared to March 31, 2019. Based on the closing stock price of the Company’s common stock of $75.27 per share on July 18, 2019, this price equated to 0.99 times June 30, 2019 book value per common share and 1.47 times June 30, 2019 tangible book value per common share.

Dividends On Capital Stock. The declaration of dividends is at the discretion of the Board of Directors. The following details the recent dividend declarations:

Common Stock. On May 9, 2019, the Company announced a quarterly cash dividend of $0.43 per common share, consistent with the common dividend declared in March 2019. The dividend is payable on July 26, 2019 to shareholders of record as of June 28, 2019. Additionally, on July 17, 2019 the Company announced a third quarter dividend of $0.45 per common share payable on October 25, 2019 to shareholders of record as of September 30, 2019.

Preferred Stock. On July 3, 2019, the Company announced a semi-annual cash dividend of $0.8281 per depositary share of Series B Preferred Stock that is payable on August 1, 2019 to shareholders of record as of July 17, 2019. On July 3, 2019, the Company also announced a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that is payable on August 1, 2019 to shareholders of record as of July 17, 2019.

On April 4, 2019, the Company issued and sold 4.0 million depositary shares, each representing a 1/400th ownership interest in a share of non-cumulative perpetual preferred stock. The Series D preferred stock has an initial coupon equal to 6.100% for a period of five years, and thereafter floats at a rate of LIBOR plus 385.9 basis points. The Company raised approximately $100.0 million in gross proceeds from the transaction.

Common Stock Repurchase Program. During the second quarter of 2019, the Company repurchased 1,759,849 common shares, at a weighted average price of $76.59 per common share. At June 30, 2019, the Company had approximately 117,230 remaining shares to be repurchased under the Board-approved plan. On July 17, 2019, the Company announced the completion of this plan. The Company's recently completed share repurchase program was announced on November 5, 2018 and completed on July 12, 2019. During that time, the Company purchased 2,765,000 shares of its common stock at a weighted average price of $75.52 per share. On July 17, 2019 the Board of Directors authorized a new repurchase plan of up to 1,600,000 shares of the Company's common stock. This repurchase authorization equated to approximately 3% of total common shares outstanding. Stock repurchases under this program will be made from time to time, on the open market or in privately negotiated transactions at the discretion of the management of the Company. The timing of these repurchases will depend on market conditions and other requirements. The Company currently anticipates the share repurchase program will extend over a two-year period, or earlier if the shares have been repurchased.

Updated 2019 Financial Guidance

Updated 2019 Guidance
Average Earning Assets	$28.6B ~ $28.8B
Consolidated Loan Growth	5% ~ 7%
Consolidated Deposit Growth	5% ~ 7%
Provision Expense	$41MM ~ $45MM
Non-Interest Income (Core Basis)	$222MM ~ $230MM
Non-Interest Expense (Core Basis)	$667MM ~ $677MM
Net Interest Margin	3.48% ~ 3.54%
Tax Rate	23.0% ~ 24.0%
Preferred Dividend	$17.0MM ~ $18.0MM
Share Repurchase Activity	$235MM ~ $240MM
Credit Quality	Stable

•	Updated guidance includes two interest rate cuts of 25 basis points; one each in July and September 2019

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with locations in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, Mississippi, Missouri, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP", "IBKCO", and "IBKCN", respectively. The Company’s common stock market capitalization was approximately $4.0 billion, based on the closing stock price on July 18, 2019.

The following 10 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	Janney Montgomery Scott, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, July 19, 2019, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 4057575. A replay of the call will be available until midnight Central Time on July 26, 2019, by dialing 1-877-344-7529. The confirmation code for the replay is 10131974. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, debt repayment penalties, and gains, losses, and impairment charges on long-lived assets. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, www.sec.gov, and the Company's website, www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	6/30/2019	3/31/2019	% Change	6/30/2018	% Change
Net interest income	$255,339	$250,484	1.9	$256,113	(0.3)
Net interest income (TE) (1)	256,677	251,833	1.9	257,562	(0.3)
Total revenues	314,164	302,993	3.7	310,053	1.3
Provision for credit losses	10,755	13,763	(21.9)	7,696	39.7
Non-interest expense	169,618	158,753	6.8	196,776	(13.8)
Net income available to common shareholders	100,649	96,533	4.3	74,175	35.7

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.87	$1.76	6.3	$1.31	42.7
Earnings available to common shareholders - diluted	1.86	1.75	6.3	1.30	43.1
Core earnings (Non-GAAP) (2)	1.87	1.72	8.7	1.71	9.4
Book value	75.93	73.50	3.3	67.06	13.2
Tangible book value (Non-GAAP) (2) (3)	51.20	49.48	3.5	43.75	17.0
Closing stock price	75.85	71.71	5.8	75.80	0.1
Cash dividends	0.43	0.43	—	0.38	13.2

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.57%	3.59%		3.76%
Efficiency ratio	54.0	52.4		63.5
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	52.0	51.3		54.3
Return on average assets	1.30	1.32		1.01
Return on average common equity	10.05	9.85		7.87
Core return on average tangible common equity (Non-GAAP) (2)(3)	15.58	15.03		16.70
Effective tax rate	24.1	23.3		28.8
Full-time equivalent employees	3,418	3,384		3,543

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	8.97%	9.01%		8.56%
Tangible common equity to risk-weighted assets (3)	10.45	10.60		10.18
Tier 1 leverage ratio (4)	9.71	9.67		9.54
Common equity Tier 1 (CET 1) ratio (4)	10.38	10.73		10.72
Tier 1 capital ratio (4)	11.26	11.24		11.27
Total risk-based capital ratio (4)	12.34	12.33		12.37
Common stock dividend payout ratio	22.6	24.3		28.9
Classified assets to Tier 1 capital (7)	10.4	11.0		14.7

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (5)	0.60%	0.58%	0.54%
	ALLL to total loans and leases	0.63	0.62	0.62
	Net charge-offs to average loans (annualized)	0.14	0.13	0.21
	Non-performing assets to total loans and OREO (5)	0.80	0.79	0.74

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Regulatory capital ratios as of June 30, 2019 are preliminary.
(5)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(6)	All ratios are calculated on an annualized basis for the periods indicated.
(7)
Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	6/30/2019	3/31/2019	$	%	12/31/2018	9/30/2018	6/30/2018	$	%
Interest income	$335,967	$326,084	9,883	3.0	$330,196	$317,067	$303,823	32,144	10.6
Interest expense	80,628	75,600	5,028	6.7	65,175	57,842	47,710	32,918	69.0
Net interest income	255,339	250,484	4,855	1.9	265,021	259,225	256,113	(774)	(0.3)
Provision for credit losses	10,755	13,763	(3,008)	(21.9)	13,094	11,384	7,696	3,059	39.7
Net interest income after provision for credit losses	244,584	236,721	7,863	3.3	251,927	247,841	248,417	(3,833)	(1.5)
Mortgage income	18,444	11,849	6,595	55.7	10,379	12,729	13,721	4,723	34.4
Service charges on deposit accounts	12,847	12,810	37	0.3	13,425	13,520	12,950	(103)	(0.8)
Title revenue	6,895	5,225	1,670	32.0	5,996	6,280	6,846	49	0.7
Broker commissions	2,044	1,953	91	4.7	1,951	2,627	2,396	(352)	(14.7)
ATM/debit card fee income	3,032	2,582	450	17.4	2,267	2,470	2,925	107	3.7
Income from bank owned life insurance	1,750	1,797	(47)	(2.6)	2,023	1,744	1,261	489	38.8
(Loss) gain on sale of available-for-sale securities	(1,014)	—	(1,014)	(100.0)	(49,844)	—	3	(1,017)	(33,900.0)
Trust department income	4,388	4,167	221	5.3	4,319	3,993	4,243	145	3.4
Other non-interest income	10,439	12,126	(1,687)	(13.9)	10,453	9,724	9,595	844	8.8
Total non-interest income	58,825	52,509	6,316	12.0	969	53,087	53,940	4,885	9.1
Salaries and employee benefits	103,375	98,296	5,079	5.2	101,551	101,159	107,445	(4,070)	(3.8)
Occupancy and equipment	18,999	18,564	435	2.3	18,379	18,889	19,931	(932)	(4.7)
Amortization of acquisition intangibles	4,786	5,009	(223)	(4.5)	5,083	5,382	6,111	(1,325)	(21.7)
Computer services expense	9,383	9,157	226	2.5	8,942	9,036	9,309	74	0.8
Professional services	6,244	4,450	1,794	40.3	8,628	5,519	7,160	(916)	(12.8)
Credit and other loan related expense	4,141	2,859	1,282	44.8	4,776	4,830	5,089	(948)	(18.6)
Other non-interest expense	22,690	20,418	2,272	11.1	21,630	24,247	41,731	(19,041)	(45.6)
Total non-interest expense	169,618	158,753	10,865	6.8	168,989	169,062	196,776	(27,158)	(13.8)
Income before income taxes	133,791	130,477	3,314	2.5	83,907	131,866	105,581	28,210	26.7
Income tax expense (benefit)	32,193	30,346	1,847	6.1	(46,132)	30,401	30,457	1,736	5.7
Net income	101,598	100,131	1,467	1.5	130,039	101,465	75,124	26,474	35.2
Less: Preferred stock dividends	949	3,598	(2,649)	(73.6)	949	3,599	949	—	—
Net income available to common shareholders	$100,649	$96,533	4,116	4.3	$129,090	$97,866	$74,175	26,474	35.7

Income available to common shareholders - basic	$100,649	$96,533	4,116	4.3	$129,090	$97,866	$74,175	26,474	35.7

Less: Earnings allocated to unvested restricted stock	999	933	66	7.1	1,214	908	767	232	30.2
Earnings allocated to common shareholders	$99,650	$95,600	4,050	4.2	$127,876	$96,958	$73,408	26,242	35.7

Earnings per common share - basic	$1.87	$1.76	0.11	6.3	$2.33	$1.74	$1.31	0.56	42.7

Earnings per common share - diluted	1.86	1.75	0.11	6.3	2.32	1.73	1.30	0.56	43.1
Impact of non-core items (Non-GAAP) (1)	0.01	(0.03)	0.04	133.3	(0.46)	0.01	0.41	(0.40)	(97.6)
Earnings per share - diluted, excluding non-core items (Non-GAAP)(1)	$1.87	$1.72	0.15	8.7	$1.86	$1.74	$1.71	0.16	9.4

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	53,345	54,177	(832)	(1.5)	54,892	55,571	55,931	(2,586)	(4.6)
Weighted average common shares outstanding - diluted	53,674	54,539	(865)	(1.6)	55,215	55,945	56,287	(2,613)	(4.6)
Book value shares (period end)	52,805	54,551	(1,746)	(3.2)	54,796	56,007	56,390	(3,585)	(6.4)

(1) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Six Months Ended
			Change
	6/30/2019	6/30/2018	$	%
Interest income	$662,051	$574,366	87,685	15.3
Interest expense	156,228	85,364	70,864	83.0
Net interest income	505,823	489,002	16,821	3.4
Provision for credit losses	24,518	15,907	8,611	54.1
Net interest income after provision for credit losses	481,305	473,095	8,210	1.7
Mortgage income	30,293	23,316	6,977	29.9
Service charges on deposit accounts	25,657	25,858	(201)	(0.8)
Title revenue	12,120	11,873	247	2.1
Broker commissions	3,997	4,617	(620)	(13.4)
ATM/debit card fee income	5,614	5,558	56	1.0
Income from bank owned life insurance	3,547	2,543	1,004	39.5
(Loss) gain on sale of available-for-sale securities	(1,014)	(56)	(958)	(1,710.7)
Trust department income	8,555	7,669	886	11.6
Other non-interest income	22,565	17,128	5,437	31.7
Total non-interest income	111,334	98,506	12,828	13.0
Salaries and employee benefits	201,671	212,031	(10,360)	(4.9)
Occupancy and equipment	37,563	39,978	(2,415)	(6.0)
Amortization of acquisition intangibles	9,795	11,213	(1,418)	(12.6)
Computer services expense	18,540	21,702	(3,162)	(14.6)
Professional services	10,694	14,551	(3,857)	(26.5)
Credit and other loan related expense	7,000	9,482	(2,482)	(26.2)
Other non-interest expense	43,108	75,890	(32,782)	(43.2)
Total non-interest expense	328,371	384,847	(56,476)	(14.7)
Income before income taxes	264,268	186,754	77,514	41.5
Income tax expense	62,539	48,009	14,530	30.3
Net income	201,729	138,745	62,984	45.4
Less: Preferred stock dividends	4,547	4,547	—	—
Net income available to common shareholders	$197,182	$134,198	62,984	46.9

Income available to common shareholders - basic	$197,182	$134,198	62,984	46.9
Less: Earnings allocated to unvested restricted stock	1,931	1,409	522	37.0
Earnings allocated to common shareholders	$195,251	$132,789	62,462	47.0

Earnings per common share - basic	$3.63	$2.42	1.21	50.0

Earnings per common share - diluted	3.61	2.41	1.20	49.8
Impact of non-core items (Non-GAAP) (1)	(0.01)	0.68	(0.69)	(101.5)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$3.60	$3.09	0.51	16.5

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	53,758	54,780	(1,022)	(1.9)
Weighted average common shares outstanding - diluted	54,104	55,133	(1,029)	(1.9)
Book value shares (period end)	52,805	56,390	(3,585)	(6.4)
(1) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	6/30/2019	3/31/2019	$	%	12/31/2018	9/30/2018	6/30/2018	$	%
Cash and due from banks	$289,502	$280,680	8,822	3.1	$294,186	$291,083	$299,268	(9,766)	(3.3)
Interest-bearing deposits in other banks	499,813	391,217	108,596	27.8	396,267	184,852	428,120	71,693	16.7
Total cash and cash equivalents	789,315	671,897	117,418	17.5	690,453	475,935	727,388	61,927	8.5
Investment securities available for sale	4,455,308	4,873,778	(418,470)	(8.6)	4,783,579	4,634,124	4,650,915	(195,607)	(4.2)
Investment securities held to maturity	192,917	198,958	(6,041)	(3.0)	207,446	213,561	221,030	(28,113)	(12.7)
Total investment securities	4,648,225	5,072,736	(424,511)	(8.4)	4,991,025	4,847,685	4,871,945	(223,720)	(4.6)
Mortgage loans held for sale	187,987	128,451	59,536	46.3	107,734	42,976	78,843	109,144	138.4
Loans and leases, net of unearned income	23,355,311	22,968,295	387,016	1.7	22,519,815	22,343,906	22,075,783	1,279,528	5.8
Allowance for loan and lease losses	(146,386)	(142,966)	(3,420)	2.4	(140,571)	(136,950)	(136,576)	(9,810)	7.2
Loans and leases, net	23,208,925	22,825,329	383,596	1.7	22,379,244	22,206,956	21,939,207	1,269,718	5.8
Premises and equipment, net	295,897	297,342	(1,445)	(0.5)	300,507	304,605	326,213	(30,316)	(9.3)
Goodwill and other intangible assets	1,317,151	1,319,992	(2,841)	(0.2)	1,324,269	1,313,478	1,320,664	(3,513)	(0.3)
Other assets	999,032	944,442	54,590	5.8	1,039,783	926,752	861,902	137,130	15.9
Total assets	$31,446,532	$31,260,189	186,343	0.6	$30,833,015	$30,118,387	$30,126,162	1,320,370	4.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,474,394	$6,448,613	25,781	0.4	$6,542,490	$6,544,926	$6,814,441	(340,047)	(5.0)
NOW accounts	4,610,577	4,452,966	157,611	3.5	4,514,113	4,247,533	4,453,152	157,425	3.5
Savings and money market accounts	8,895,463	9,119,263	(223,800)	(2.5)	9,066,205	9,159,036	9,318,331	(422,868)	(4.5)
Time deposits	4,314,897	4,071,220	243,677	6.0	3,640,623	3,241,951	2,844,534	1,470,363	51.7
Total deposits	24,295,331	24,092,062	203,269	0.8	23,763,431	23,193,446	23,430,458	864,873	3.7
Short-term borrowings	813,000	845,000	(32,000)	(3.8)	1,167,000	790,000	595,000	218,000	36.6
Securities sold under agreements to repurchase	184,507	261,131	(76,624)	(29.3)	315,882	452,719	459,213	(274,706)	(59.8)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,254,649	1,355,345	(100,696)	(7.4)	1,046,041	1,346,700	1,318,504	(63,855)	(4.8)
Other liabilities	540,935	444,710	96,225	21.6	364,274	273,051	289,468	251,467	86.9
Total liabilities	27,208,532	27,118,358	90,174	0.3	26,776,738	26,176,026	26,212,753	995,779	3.8
Total shareholders' equity	4,238,000	4,141,831	96,169	2.3	4,056,277	3,942,361	3,913,409	324,591	8.3
Total liabilities and shareholders' equity	$31,446,532	$31,260,189	186,343	0.6	$30,833,015	$30,118,387	$30,126,162	1,320,370	4.4

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	6/30/2019	3/31/2019	$	%	12/31/2018	9/30/2018	6/30/2018	$	%
Cash and due from banks	$275,917	$291,659	(15,742)	(5.4)	$281,509	$279,918	$296,907	(20,990)	(7.1)
Interest-bearing deposits in other banks	436,948	332,638	104,310	31.4	385,619	259,455	392,906	44,042	11.2
Total cash and cash equivalents	712,865	624,297	88,568	14.2	667,128	539,373	689,813	23,052	3.3
Investment securities available for sale	4,650,757	4,816,855	(166,098)	(3.4)	4,567,564	4,673,454	4,629,177	21,580	0.5
Investment securities held to maturity	195,639	202,601	(6,962)	(3.4)	211,333	216,419	222,764	(27,125)	(12.2)
Total investment securities	4,846,396	5,019,456	(173,060)	(3.4)	4,778,897	4,889,873	4,851,941	(5,545)	(0.1)
Mortgage loans held for sale	159,931	95,588	64,343	67.3	63,033	87,823	72,917	87,014	119.3
Loans and leases, net of unearned income	23,120,689	22,599,686	521,003	2.3	22,364,188	22,162,373	21,830,720	1,289,969	5.9
Allowance for loan and lease losses	(145,854)	(140,915)	(4,939)	3.5	(138,675)	(139,075)	(145,565)	(289)	0.2
Loans and leases, net	22,974,835	22,458,771	516,064	2.3	22,225,513	22,023,298	21,685,155	1,289,680	5.9
Premises and equipment, net	298,119	299,741	(1,622)	(0.5)	302,956	315,259	327,686	(29,567)	(9.0)
Goodwill and other intangible assets	1,318,182	1,322,288	(4,106)	(0.3)	1,318,200	1,316,527	1,338,420	(20,238)	(1.5)
Other assets	961,494	1,013,359	(51,865)	(5.1)	977,740	874,078	804,920	156,574	19.5
Total assets	$31,271,822	$30,833,500	438,322	1.4	$30,333,467	$30,046,231	$29,770,852	1,500,970	5.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,442,217	$6,271,313	170,904	2.7	$6,646,071	$6,684,343	$6,795,878	(353,661)	(5.2)
NOW accounts	4,488,691	4,458,634	30,057	0.7	4,212,304	4,296,392	4,494,064	(5,373)	(0.1)
Savings and money market accounts	9,014,822	9,089,099	(74,277)	(0.8)	9,169,184	9,237,614	9,146,302	(131,480)	(1.4)
Time deposits	4,156,974	3,859,354	297,620	7.7	3,457,017	3,023,180	2,719,627	1,437,347	52.9
Total deposits	24,102,704	23,678,400	424,304	1.8	23,484,576	23,241,529	23,155,871	946,833	4.1
Short-term borrowings	782,516	859,576	(77,060)	(9.0)	602,593	820,087	609,965	172,551	28.3
Securities sold under agreements to repurchase	214,090	291,643	(77,553)	(26.6)	386,563	376,078	427,508	(213,418)	(49.9)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,345,575	1,343,752	1,823	0.1	1,308,086	1,260,900	1,261,515	84,060	6.7
Other liabilities	463,803	434,516	29,287	6.7	470,501	292,445	281,820	181,983	64.6
Total liabilities	27,028,798	26,727,997	300,801	1.1	26,372,429	26,111,149	25,856,789	1,172,009	4.5
Total shareholders' equity	4,243,024	4,105,503	137,521	3.3	3,961,038	3,935,082	3,914,063	328,961	8.4
Total liabilities and shareholders' equity	$31,271,822	$30,833,500	438,322	1.4	$30,333,467	$30,046,231	$29,770,852	1,500,970	5.0

Table 5 - IBERIABANK CORPORATION
LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	6/30/2019	3/31/2019	$	%	12/31/2018	9/30/2018	6/30/2018	$	%
Commercial loans and leases:
Real estate- construction	$1,342,984	$1,219,647	123,337	10.1	$1,196,366	$1,127,988	$1,183,367	159,617	13.5
Real estate- owner-occupied (1)	2,373,143	2,408,079	(34,936)	(1.5)	2,395,822	2,458,964	2,455,685	(82,542)	(3.4)
Real estate- non-owner occupied	6,102,143	6,147,864	(45,721)	(0.7)	5,796,117	5,794,931	5,653,252	448,891	7.9
Commercial and industrial (6)	6,161,759	5,852,568	309,191	5.3	5,737,017	5,581,040	5,512,416	649,343	11.8
Total commercial loans and leases	15,980,029	15,628,158	351,871	2.3	15,125,322	14,962,923	14,804,720	1,175,309	7.9

Residential mortgage loans	4,538,194	4,415,267	122,927	2.8	4,359,156	4,300,163	4,124,538	413,656	10.0

Consumer and other loans:
Home equity	2,147,897	2,220,648	(72,751)	(3.3)	2,304,694	2,350,176	2,410,617	(262,720)	(10.9)
Other	689,191	704,222	(15,031)	(2.1)	730,643	730,644	735,908	(46,717)	(6.3)
Total consumer and other loans	2,837,088	2,924,870	(87,782)	(3.0)	3,035,337	3,080,820	3,146,525	(309,437)	(9.8)
Total loans and leases	$23,355,311	$22,968,295	387,016	1.7	$22,519,815	$22,343,906	$22,075,783	1,279,528	5.8

Allowance for loan and lease losses (2)	$(146,386)	$(142,966)	(3,420)	(2.4)	$(140,571)	$(136,950)	$(136,576)	(9,810)	(7.2)
Loans and leases, net	23,208,925	22,825,329	383,596	1.7	22,379,244	22,206,956	21,939,207	1,269,718	5.8

Reserve for unfunded commitments	(15,281)	(15,981)	700	4.4	(14,830)	(14,721)	(14,433)	(848)	(5.9)
Allowance for credit losses	(161,667)	(158,947)	(2,720)	(1.7)	(155,401)	(151,671)	(151,009)	(10,658)	(7.1)

ASSET QUALITY DATA
Non-accrual loans (3)	$158,992	$148,056	10,936	7.4	$137,184	$143,595	$131,155	27,837	21.2
Other real estate owned and foreclosed assets	28,106	30,606	(2,500)	(8.2)	30,394	32,418	22,267	5,839	26.2
Accruing loans more than 90 days past due (3)	851	4,111	(3,260)	(79.3)	2,128	12,452	9,314	(8,463)	(90.9)
Total non-performing assets (3)(4)	$187,949	$182,773	5,176	2.8	$169,706	$188,465	$162,736	25,213	15.5

Loans 30-89 days past due (3)	$43,021	$45,334	(2,313)	(5.1)	$57,332	$70,624	$43,159	(138)	(0.3)

Non-performing assets to total assets (3)(4)	0.60%	0.58%			0.55%	0.63%	0.54%
Non-performing assets to total loans and OREO (3)(4)	0.80	0.79			0.75	0.84	0.74
ALLL to non-performing loans (3)(5)	91.6	94.0			100.9	87.8	97.2
ALLL to non-performing assets (3)(4)	77.9	78.2			82.8	72.7	83.9
ALLL to total loans and leases	0.63	0.62			0.62	0.61	0.62

Quarter-to-date charge-offs	$10,275	$8,918	1,357	15.2	$10,806	$12,006	$13,618	(3,343)	(24.5)
Quarter-to-date recoveries	(2,218)	(1,586)	(632)	(39.8)	(3,097)	(3,049)	(1,968)	(250)	(12.7)
Quarter-to-date net charge-offs	$8,057	$7,332	725	9.9	$7,709	$8,957	$11,650	(3,593)	(30.8)

Net charge-offs to average loans (annualized)	0.14%	0.13%			0.14%	0.16%	0.21%

(1) Real estate- owner-occupied is defined as loans with a "1E1" call report code (loans secured by owner-occupied non-farm non-residential properties).
(2) The allowance for loan and lease losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(6) Includes equipment financing leases.

TABLE 6 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2019			3/31/2019			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$15,766,423	$205,093	5.24%	$15,253,655	$194,510	5.19%	5
Residential mortgage loans	4,482,150	49,388	4.41	4,385,634	47,829	4.36	5
Consumer and other loans	2,872,116	42,205	5.89	2,960,397	42,540	5.83	6
Total loans and leases	23,120,689	296,686	5.16	22,599,686	284,879	5.11	5
Mortgage loans held for sale	159,931	1,588	3.97	95,588	1,054	4.41	(44)
Investment securities (2)	4,853,858	33,803	2.83	5,052,922	36,125	2.90	(7)
Other earning assets	639,232	3,890	2.44	533,745	4,026	3.06	(62)
Total earning assets	28,773,710	335,967	4.70	28,281,941	326,084	4.68	2
Allowance for loan and lease losses	(145,854)			(140,915)
Non-earning assets	2,643,966			2,692,474
Total assets	$31,271,822			$30,833,500

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,488,691	$11,623	1.04%	$4,458,634	$11,396	1.04%	0
Savings and money market accounts	9,014,822	30,845	1.37	9,089,099	28,762	1.28	9
Time deposits	4,156,974	23,398	2.26	3,859,354	20,077	2.11	15
Total interest-bearing deposits (3)	17,660,487	65,866	1.50	17,407,087	60,235	1.40	10
Short-term borrowings	996,606	5,197	2.09	1,151,219	5,716	2.01	8
Long-term debt	1,465,685	9,565	2.62	1,463,862	9,649	2.67	(5)
Total interest-bearing liabilities	20,122,778	80,628	1.61	20,022,168	75,600	1.53	8
Non-interest-bearing deposits	6,442,217			6,271,313
Non-interest-bearing liabilities	463,803			434,516
Total liabilities	27,028,798			26,727,997
Total shareholders' equity	4,243,024			4,105,503
Total liabilities and shareholders' equity	$31,271,822			$30,833,500

Net interest income/Net interest spread		$255,339	3.09%		$250,484	3.15%	(6)
Taxable equivalent benefit		1,338	0.02		1,349	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$256,677	3.57%		$251,833	3.59%	(2)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2019 and March 31, 2019 were 1.10% and 1.03%, respectively.

TABLE 6 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2018			9/30/2018			6/30/2018
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,978,169	$196,881	5.24%	$14,825,572	$191,014	5.13%	$14,631,985	$178,830	4.92%
Residential mortgage loans	4,345,811	53,836	4.96	4,230,471	48,145	4.55	4,041,259	47,215	4.67
Consumer and other loans	3,040,208	44,275	5.78	3,106,330	43,966	5.62	3,157,476	44,431	5.64
Total loans and leases	22,364,188	294,992	5.26	22,162,373	283,125	5.09	21,830,720	270,476	4.98
Mortgage loans held for sale	63,033	721	4.58	87,823	1,037	4.72	72,917	836	4.59
Investment securities (2)	4,782,844	30,559	2.61	5,016,163	29,793	2.43	4,958,769	29,325	2.42
Other earning assets	581,673	3,924	2.68	456,120	3,112	2.71	580,477	3,186	2.20
Total earning assets	27,791,738	330,196	4.74	27,722,479	317,067	4.57	27,442,883	303,823	4.46
Allowance for loan and lease losses	(138,675)			(139,075)			(145,565)
Non-earning assets	2,680,404			2,462,827			2,473,534
Total assets	$30,333,467			$30,046,231			$29,770,852

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,212,304	$9,420	0.89%	$4,296,392	$8,841	0.82%	$4,494,064	$8,620	0.77%
Savings and money market accounts	9,169,184	26,062	1.13	9,237,614	23,076	0.99	9,146,302	18,434	0.81
Time deposits	3,457,017	16,666	1.91	3,023,180	12,484	1.64	2,719,627	9,105	1.34
Total interest-bearing deposits (3)	16,838,505	52,148	1.23	16,557,186	44,401	1.06	16,359,993	36,159	0.89
Short-term borrowings	989,156	4,104	1.65	1,196,165	4,727	1.57	1,037,473	3,327	1.29
Long-term debt	1,428,196	8,923	2.48	1,381,010	8,714	2.50	1,381,625	8,224	2.39
Total interest-bearing liabilities	19,255,857	65,175	1.34	19,134,361	57,842	1.20	18,779,091	47,710	1.02
Non-interest-bearing deposits	6,646,071			6,684,343			6,795,878
Non-interest-bearing liabilities	470,501			292,445			281,820
Total liabilities	26,372,429			26,111,149			25,856,789
Total shareholders' equity	3,961,038			3,935,082			3,914,063
Total liabilities and shareholders' equity	$30,333,467			$30,046,231			$29,770,852

Net interest income/Net interest spread		$265,021	3.40%		$259,225	3.37%		$256,113	3.44%
Taxable equivalent benefit		1,427	0.02		1,461	0.02		1,449	0.02
Net interest income (TE)/Net interest margin (TE) (1)		$266,448	3.81%		$260,686	3.74%		$257,562	3.76%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2018, September 30, 2018, and June 30, 2018, were 0.88%, 0.76% and 0.63%, respectively.

TABLE 7 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Six Months Ended
	6/30/2019			6/30/2018			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$15,511,456	$399,603	5.22%	$14,361,314	$343,490	4.84%	38
Residential mortgage loans	4,434,159	97,217	4.38	3,598,974	81,709	4.54	(16)
Consumer and other loans	2,916,013	84,745	5.86	3,050,324	83,346	5.51	35
Total loans and leases	22,861,628	581,565	5.14	21,010,612	508,545	4.89	25
Mortgage loans held for sale	127,937	2,642	4.13	90,873	1,990	4.38	(25)
Investment securities (2)	4,952,840	69,928	2.87	4,901,427	57,419	2.40	47
Other earning assets	586,780	7,916	2.72	629,915	6,412	2.05	67
Total earning assets	28,529,185	662,051	4.69	26,632,827	574,366	4.36	33
Allowance for loan and lease losses	(143,398)			(144,934)
Non-earning assets	2,668,085			2,468,169
Total assets	$31,053,872			$28,956,062

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,473,746	$23,020	1.04%	$4,429,171	$15,701	0.71%	33
Savings and money market accounts	9,051,755	59,606	1.33	8,906,526	33,013	0.75	58
Time deposits	4,008,986	43,475	2.19	2,596,241	15,689	1.22	97
Total interest-bearing deposits (3)	17,534,487	126,101	1.45	15,931,938	64,403	0.82	63
Short-term borrowings	1,073,485	10,913	2.05	1,010,843	5,851	1.17	88
Long-term debt	1,464,779	19,214	2.65	1,379,487	15,110	2.21	44
Total interest-bearing liabilities	20,072,751	156,228	1.57	18,322,268	85,364	0.94	63
Non-interest-bearing deposits	6,357,237			6,538,622
Non-interest-bearing liabilities	449,240			278,861
Total liabilities	26,879,228			25,139,751
Total shareholders' equity	4,174,644			3,816,311
Total liabilities and shareholders' equity	$31,053,872			$28,956,062

Net interest income/Net interest spread		$505,823	3.12%		$489,002	3.42%	(30)
Tax-equivalent benefit		2,679	0.02		2,910	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$508,502	3.58%		$491,912	3.72%	(14)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the six months ended June 30, 2019 and 2018 were 1.06% and 0.58%, respectively.

Table 8 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	6/30/2019			3/31/2019			12/31/2018			9/30/2018			6/30/2018
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$225	$17,984	5.00%	$213	$17,192	5.02%	$209	$16,616	4.99%	$193	$15,957	4.80%	$179	$15,217	4.73%
Acquired loans	72	5,137	5.64	72	5,408	5.35	86	5,748	5.97	90	6,205	5.78	91	6,614	5.51
Total loans	$297	$23,121	5.14%	$285	$22,600	5.10%	$295	$22,364	5.24%	$283	$22,162	5.08%	$270	$21,831	4.97%

	6/30/2019			3/31/2019			12/31/2018			9/30/2018			6/30/2018
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans	(14)	124	(1.15)	(11)	136	(0.92)	(19)	144	(1.46)	(17)	144	(1.23)	(16)	142	(1.12)
Total loans	$(14)	$124	(0.25)%	$(11)	$136	(0.22)%	$(19)	$144	(0.38)%	$(17)	$144	(0.35)%	$(16)	$142	(0.34)%

	6/30/2019			3/31/2019			12/31/2018			9/30/2018			6/30/2018
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$225	$17,984	5.00%	$213	$17,192	5.02%	$209	$16,616	4.99%	$193	$15,957	4.80%	$179	$15,217	4.73%
Acquired loans	58	5,261	4.49	61	5,544	4.43	67	5,892	4.51	73	6,349	4.55	75	6,756	4.39
Total loans	$283	$23,245	4.89%	$274	$22,736	4.88%	$276	$22,508	4.86%	$266	$22,306	4.73%	$254	$21,973	4.63%

Table 9 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	6/30/2019			3/31/2019			12/31/2018
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$133,791	$101,598	$1.88	$130,477	$100,131	$1.82	$83,907	$130,039	$2.34
Less: Preferred stock dividends	—	949	0.02	—	3,598	0.07	—	949	0.02
Income available to common shareholders (GAAP)	$133,791	$100,649	$1.86	$130,477	$96,533	$1.75	$83,907	$129,090	$2.32

Non-interest income adjustments (1)(3):
Loss (gain) on sale of investments	1,012	769	0.01	—	—	—	49,844	37,882	0.68
Other non-core non-interest income	—	—	—	—	—	—	415	316	—
Total non-interest income adjustments	1,012	769	0.01	—	—	—	50,259	38,198	0.68

Non-interest expense adjustments (1)(3):
Merger-related expense	(10)	(7)	—	(334)	(254)	—	(238)	(353)	—
Compensation-related expense	—	—	—	(9)	(7)	—	184	140	—
Impairment of long-lived assets, net of (gain) loss on sale	(22)	(17)	—	986	749	0.01	64	49	—
Other non-core non-interest expense	107	81	—	(3,129)	(2,378)	(0.04)	2,600	1,976	0.04
Total non-interest expense adjustments	75	57	—	(2,486)	(1,890)	(0.03)	2,610	1,812	0.04
Income tax expense (benefit) - impact of the Tax Cuts and Jobs Act	—	—	—	—	—	—	—	(65,317)	(1.18)
Core earnings (Non-GAAP)	134,878	101,475	1.87	127,991	94,643	1.72	136,776	103,783	1.86
Provision for credit losses (1)	10,755	8,174		13,763	10,460		13,094	9,951
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$145,633	$109,649		$141,754	$105,103		$149,870	$113,734

	For the Three Months Ended
	9/30/2018			6/30/2018
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$131,866	$101,465	$1.79	$105,581	$75,124	$1.32
Less: Preferred stock dividends	—	3,599	0.06	—	949	0.02
Income available to common shareholders (GAAP)	$131,866	$97,866	$1.73	$105,581	$74,175	$1.30

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments	(1)	(1)	—	(3)	(2)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	973	743	0.01	14,333	11,012	0.20
Compensation-related expense	1,104	839	0.01	1,781	1,354	0.02

Impairment of long-lived assets, net of (gain) loss on sale	3,286	2,497	0.05	5,413	4,114	0.07
Gain on early termination of loss share agreements	(2,708)	(2,058)	(0.04)	—	—	—
Other non-core non-interest expense	(1,955)	(1,486)	(0.02)	(95)	(72)	—
Total non-interest expense adjustments	700	535	0.01	21,432	16,408	0.29
Income tax expense - impact of the Tax Cuts and Jobs Act	—	—	—	—	6,572	0.12
Core earnings (Non-GAAP)	132,565	98,400	1.74	127,010	97,153	1.71
Provision for credit losses (1)	11,384	8,652		7,696	5,849
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$143,949	$107,052		$134,706	$103,002

(1) Excluding preferred stock dividends and merger-related expense, after-tax amounts are calculated using a tax rate of 24%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, and gains, losses, and impairment charges on long-lived assets.

	For the Six Months Ended
	6/30/2019			6/30/2018
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$264,268	$201,729	$3.69	$186,754	$138,745	$2.49
Less: Preferred stock dividends	—	4,547	0.08	—	4,547	0.08
Income available to common shareholders (GAAP)	$264,268	$197,182	$3.61	$186,754	$134,198	$2.41

Non-interest income adjustments (1)(3):
Loss (gain) on sale of investments	1,012	769	0.01	56	42	—

Non-interest expense adjustments (1)(3):
Merger-related expense	(344)	(261)	—	30,560	23,529	0.43
Compensation-related expense	(9)	(7)	—	3,002	2,282	0.04
Impairment of long-lived assets, net of (gain) loss on sale	964	732	0.01	7,487	5,690	0.10
Other non-core non-interest expense	(3,022)	(2,297)	(0.04)	(778)	(592)	(0.01)
Total non-interest expense adjustments	(2,411)	(1,833)	(0.03)	40,271	30,909	0.56
Income tax expense (benefit) - impact of the Tax Cuts and Jobs Act	—	—	—	—	6,572	0.12
Income tax expense (benefit) - other	—	—	—	—	173	—
Core earnings (Non-GAAP)	262,869	196,118	3.59	227,081	171,894	3.09
Provision for credit losses (1)	24,518	18,634		15,907	12,089
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$287,387	$214,752		$242,988	$183,983

(1) Excluding preferred stock dividends and merger-related expense, after-tax amounts are calculated using a tax rate of 24% , which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, and gains, losses, and impairment charges on long-lived assets.

Table 10 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Net interest income (GAAP)	$255,339	$250,484	$265,021	$259,225	$256,113
Taxable equivalent benefit	1,338	1,349	1,427	1,461	1,449
Net interest income (TE) (Non-GAAP) (1)	256,677	251,833	266,448	260,686	257,562

Non-interest income (GAAP)	58,825	52,509	969	53,087	53,940
Taxable equivalent benefit	465	478	539	463	336
Non-interest income (TE) (Non-GAAP) (1)	59,290	52,987	1,508	53,550	54,276
Taxable equivalent revenues (Non-GAAP) (1)	315,967	304,820	267,956	314,236	311,838
Securities (gains) losses and other non-interest income	1,012	—	50,259	(1)	(3)
Core taxable equivalent revenues (Non-GAAP) (1)	$316,979	$304,820	$318,215	$314,235	$311,835

Total non-interest expense (GAAP)	$169,618	$158,753	$168,989	$169,062	$196,776
Less: Intangible amortization expense	4,786	5,009	5,083	5,382	6,111
Tangible non-interest expense (Non-GAAP) (2)	164,832	153,744	163,906	163,680	190,665
Less: Merger-related expense	(10)	(334)	(238)	973	14,333
Compensation-related expense	—	(9)	184	1,104	1,781
Impairment of long-lived assets, net of (gain) loss on sale	(22)	986	64	3,286	5,413
Gain on early termination of loss share agreements	—	—	—	(2,708)	—
Other non-core non-interest expense	107	(3,129)	2,600	(1,955)	(95)
Core tangible non-interest expense (Non-GAAP) (2)	$164,757	$156,230	$161,296	$162,980	$169,233

Return on average assets (GAAP)	1.30%	1.32%	1.70%	1.34%	1.01%
Effect of non-core revenues and expenses	0.01	(0.03)	(0.33)	0.01	0.31
Core return on average assets (Non-GAAP)	1.31%	1.29%	1.37%	1.35%	1.32%

Efficiency ratio (GAAP)	54.0%	52.4%	63.5%	54.1%	63.5%
Effect of tax benefit related to tax-exempt income	(0.3)	(0.3)	(0.4)	(0.3)	(0.4)
Efficiency ratio (TE) (Non-GAAP) (1)	53.7%	52.1%	63.1%	53.8%	63.1%
Effect of amortization of intangibles	(1.5)	(1.6)	(1.9)	(1.7)	(1.9)
Effect of non-core items	(0.2)	0.8	(10.5)	(0.2)	(6.9)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	52.0%	51.3%	50.7%	51.9%	54.3%

Return on average common equity (GAAP)	10.05%	9.85%	13.38%	10.21%	7.87%
Effect of non-core revenues and expenses	0.08	(0.19)	(2.63)	0.06	2.43
Core return on average common equity (Non-GAAP)	10.13%	9.66%	10.75%	10.27%	10.30%
Effect of intangibles (2)	5.45	5.37	6.23	6.07	6.40
Core return on average tangible common equity (Non-GAAP) (2)	15.58%	15.03%	16.98%	16.34%	16.70%

Total shareholders' equity (GAAP)	$4,238,000	$4,141,831	$4,056,277	$3,942,361	$3,913,409
Less: Goodwill and other intangibles	1,305,752	1,310,458	1,315,462	1,305,915	1,314,165
Preferred stock	228,485	132,097	132,097	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,703,763	$2,699,276	$2,608,718	$2,504,349	$2,467,147

Total assets (GAAP)	$31,446,532	$31,260,189	$30,833,015	$30,118,387	$30,126,162
Less: Goodwill and other intangibles	1,305,752	1,310,458	1,315,462	1,305,915	1,314,165
Tangible assets (Non-GAAP) (2)	$30,140,780	$29,949,731	$29,517,553	$28,812,472	$28,811,997
Tangible common equity ratio (Non-GAAP) (2)	8.97%	9.01%	8.84%	8.69%	8.56%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.

	For the Six Months Ended
	6/30/2019	6/30/2018
Net interest income (GAAP)	$505,823	$489,002
Taxable equivalent benefit	2,687	2,913
Net interest income (TE) (Non-GAAP) (1)	508,510	491,915

Non-interest income (GAAP)	111,334	98,506
Taxable equivalent benefit	943	677
Non-interest income (TE) (Non-GAAP) (1)	112,277	99,183
Taxable equivalent revenues (Non-GAAP) (1)	620,787	591,098
Securities (gains) losses and other non-interest income	1,012	56
Core taxable equivalent revenues (Non-GAAP) (1)	$621,799	$591,154

Total non-interest expense (GAAP)	$328,371	$384,847
Less: Intangible amortization expense	9,795	11,213
Tangible non-interest expense (Non-GAAP) (2)	318,576	373,634
Less: Merger-related expense	(344)	30,560
Compensation-related expense	(9)	3,002
Impairment of long-lived assets, net of (gain) loss on sale	964	7,487
Other non-core non-interest expense	(3,022)	(778)
Core tangible non-interest expense (Non-GAAP) (2)	$320,987	$333,364

Return on average assets (GAAP)	1.31%	0.97%
Effect of non-core revenues and expenses	0.01	0.21
Core return on average assets (Non-GAAP)	1.30%	1.18%

Efficiency ratio (GAAP)	53.2%	65.5%
Effect of tax benefit related to tax-exempt income	(0.3)	(0.4)
Efficiency ratio (TE) (Non-GAAP) (1)	52.9%	65.1%
Effect of amortization of intangibles	(1.6)	(1.9)
Effect of non-core items	0.3	(6.8)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	51.6%	56.4%

Return on average common equity (GAAP)	9.95%	7.35%
Effect of non-core revenues and expenses	(0.05)	1.69
Core return on average common equity (Non-GAAP)	9.90%	9.04%
Effect of intangibles (2)	5.41	6.28
Core return on average tangible common equity (Non-GAAP) (2)	15.31%	15.32%

Total shareholders' equity (GAAP)	$4,238,000	$3,913,409
Less: Goodwill and other intangibles	1,305,752	1,314,165
Preferred stock	228,485	132,097
Tangible common equity (Non-GAAP) (2)	$2,703,763	$2,467,147

Total assets (GAAP)	$31,446,532	$30,126,162
Less: Goodwill and other intangibles	1,305,752	1,314,165
Tangible assets (Non-GAAP) (2)	$30,140,780	$28,811,997
Tangible common equity ratio (Non-GAAP) (2)	8.97%	8.56%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.